Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Oculus Innovative Sciences, Inc., a Delaware corporation (the “Company”), do hereby certify, to such officers’ knowledge, that:

The Amendment to the Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2010 (the “Form 10-Q/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2011	By:	/s/ Hojabr Alimi
Hojabr Alimi
Chief Executive Officer

Date: April 29, 2011	By:	/s/ Robert Miller
Robert Miller
Chief Financial Officer